UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2008

NetSuite Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33870	94-3310471
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

2955 Campus Drive, Suite 100
San Mateo, California		94403-2511
(Address of principal executive offices)		(Zip Code)

(650) 627-1000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 31, 2008, NetSuite Inc., a Delaware corporation (“NetSuite”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which NetSuite agreed to acquire OpenAir, Inc., a Delaware corporation (“OpenAir”). NetSuite completed the acquisition of OpenAir on June 4, 2008.

Under the terms of the Agreement and Plan of Merger by and among NetSuite, Ark Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of NetSuite (“Merger Sub”), OpenAir, Rex-TimeBills, LLC as securityholder representative, and U.S. Bank, National Association, as escrow agent, Merger Sub merged with and into OpenAir (the “Merger”), and OpenAir survived such Merger and became a wholly-owned subsidiary of NetSuite.

In connection with the Merger, and pursuant to the terms of the Merger Agreement, NetSuite paid an aggregate of approximately $26 million in cash, net of certain cash on OpenAir’s balance sheet at closing (the “Merger Consideration”), (i) in exchange for all of the issued and outstanding capital stock of OpenAir, and (ii) to cash out all of the in-the-money options to acquire shares of OpenAir common stock. In addition, restricted stock units to acquire shares of OpenAir’s common stock that were outstanding at the time of the Merger, and held by employees of OpenAir that continue to be employed by OpenAir following the consummation of the Merger, were converted into restricted stock units to acquire NetSuite common stock. Such restricted stock units will continue to vest quarterly through May 2010.

OpenAir has made customary representations, warranties, covenants and agreements in the Merger Agreement. Pursuant to the Merger Agreement, the former securityholders of OpenAir have agreed to indemnify NetSuite, its officers, directors, affiliates, employees, agents and representatives for any losses related to certain matters, including, among other things, breaches of representations or warranties of OpenAir contained in the Merger Agreement or any related certificates or other instruments delivered by or on behalf of OpenAir, any failure by OpenAir to perform or comply with any covenant applicable to it contained in the Merger Agreement or any related certificates or other instruments delivered by or on behalf of OpenAir, and for other customary matters. As partial security for such indemnity obligations, and as contemplated by the Merger Agreement, at the closing of the Merger NetSuite deposited $4 million of the Merger Consideration into an escrow fund.

On June 2, 2008, NetSuite issued a press release announcing that it had entered into the Merger Agreement. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits
99.1	Press release dated June 2, 2008, titled “NetSuite Accelerates Vertical Strategy with Agreement to Acquire Professional Services Automation Software Leader OpenAir.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 5, 2008		NetSuite Inc.
(Registrant)

	By:	/s/ DOUGLAS P. SOLOMON
Douglas P. Solomon
Vice President, Legal & Corporate Affairs and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
99.1	Press release dated June 2, 2008, titled “NetSuite Accelerates Vertical Strategy with Agreement to Acquire Professional Services Automation Software Leader OpenAir.”